                                                                 EXHIBIT 10.1(c)


                               OPTION AGREEMENT

                             (Southern Colorado)

                                BY AND BETWEEN


                     CORRECTIONS CORPORATION OF AMERICA,
                            a Delaware corporation
                                  ("SELLER")





                                     AND





                           CCA PRISON REALTY TRUST
                   a Maryland real estate investment trust
                                ("PURCHASER")





                                 July 7, 1997

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                               TABLE OF CONTENTS


ARTICLE I            Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II           Option to Sell and Purchase and Agreement to Lease

                     2.1    Option to Sell and Purchase   . . . . . . . . . . . . . . . . . . . . .
                     2.2    Exercise of Option  . . . . . . . . . . . . . . . . . . . . . . . . . .
                     2.3    Agreement to Lease  . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE III          Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     3.1    Payment of Purchase Price   . . . . . . . . . . . . . . . . . . . . . .

ARTICLE IV           Items to be Furnished to Purchaser by Seller . . . . . . . . . . . . . . . . .

                     4.1    Due Diligence Materials   . . . . . . . . . . . . . . . . . . . . . . .
                     4.2    Due Diligence Review  . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE V            Title and Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     5.1    Title Commitment, Exception Documents and Survey  . . . . . . . . . . .
                     5.2    Review Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     5.3    Additional Exceptions   . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VI           Representations, Warranties, Covenants and Agreements  . . . . . . . . . . . .

                     6.1    Representations and Warranties of Seller  . . . . . . . . . . . . . . .
                     6.2    Covenants and Agreements of Seller  . . . . . . . . . . . . . . . . . .
                     6.3    Representations and Warranties of Purchaser   . . . . . . . . . . . . .

ARTICLE VII          Conditions to Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .

                     7.1    Conditions to the Purchaser's Obligations   . . . . . . . . . . . . . .
                     7.2    Failure of Conditions to Purchaser's Obligations  . . . . . . . . . . .
                     7.3    Conditions to the Seller's Obligations  . . . . . . . . . . . . . . . .
                     7.4    Failure of Conditions to Seller's Obligations   . . . . . . . . . . . .

ARTICLE VIII         Provisions with Respect to the Closing . . . . . . . . . . . . . . . . . . . .

                     8.1    Seller's Closing Obligations  . . . . . . . . . . . . . . . . . . . . .
                     8.2    Purchaser's Closing Obligations   . . . . . . . . . . . . . . . . . . .

ARTICLE IX           Expenses of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     9.1    Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     9.2    Closing Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     9.3    Commissions/Broker's Fees   . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE X            Default and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     10.1   Seller's Default; Purchaser's Remedies  . . . . . . . . . . . . . . . . .
                     10.2   Purchaser's Default; Seller's Remedies  . . . . . . . . . . . . . . . . .

ARTICLE XI           Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     11.1   Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     11.2   Right of Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . .
                     11.3   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     11.4   Entire Agreement; Modifications . . . . . . . . . . . . . . . . . . . . .
                     11.5   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     11.6   Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     11.7   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     11.8   Extension of Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     11.9   Time is of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . .
                     11.10  Waiver of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .
                     11.11  Memorandum of Option  . . . . . . . . . . . . . . . . . . . . . . . . . .

LIST OF EXHIBITS            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                OPTION AGREEMENT


       THIS OPTION AGREEMENT (the "Agreement") is made and entered into by and between CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation (hereinafter referred to as "'Seller"), and CCA PRISON REALTY TRUST, a Maryland real estate investment trust (hereinafter referred to as "Purchaser"). Seller and Purchaser are sometimes collectively referred to herein as the "Parties" and each of the Parties is sometimes singularly referred to herein as a "Party".

       WHEREAS, Seller is the owner of the Property (as hereinafter defined), consisting of certain real property and improvements thereon being more particularly described on Exhibit A, attached hereto and made a part hereof; and,

       WHEREAS, in connection with Purchaser's acquisition of certain properties from Seller pursuant to an Agreement of Sale and Purchase dated of even date herewith, Purchaser desires to obtain, and Seller desires to grant to Purchaser, an option to acquire the Property, and, simultaneous with any such acquisition, to enter into a lease transaction pursuant to which Purchaser shall lease to Seller, and Seller shall lease from Purchaser, the Property;

       NOW, THEREFORE, in consideration of the sum of One Hundred Dollars ($100.00) paid to Seller by Purchaser, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       As used herein (including any Exhibits attached hereto), the following terms shall have the meanings indicated:

       "Accreditations" shall mean any and all accreditations and/or certifications from any non-governmental entities required in connection with the current or contemplated operation of the Property.

       "Agreement of Purchase and Sale" shall mean the Agreement of Purchase and Sale dated of even date herewith by and between Purchaser and Seller.

       "Applicable Notices" shall mean any reports, notices of violation, or notices of compliance issued in connection with any Accreditations or Permits.

       "Bill of Sale" shall mean a bill or bills of sale in substantially the same form as Exhibit B, attached hereto, and sufficient to transfer to Purchaser all Personal Property.

       "Business Agreements" shall mean any leases, contract rights, loan agreements, mortgages, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Property, to the extent the same are assignable by Seller, but specifically excluding all of Seller's Operating and Service Agreements.

       "Business Day(s)" shall mean calendar days other than Saturdays, Sundays and legal holidays.

       "Certificate of Non-Foreign Status" shall mean a certificate dated as of the Closing Date, addressed to Purchaser and duly executed by Seller, in substantially the same form as Exhibit C, attached hereto.

       "Claim" shall mean any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

       "Closing" shall mean the consummation of the sale and purchase provided for herein, to be held at the offices of Stokes & Bartholomew, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee, or such other place as the Parties may mutually agree.

       "Closing Certificate" shall mean a certificate in substantially the same form as Exhibit D, attached hereto, wherein Seller and Purchaser, respectively, shall represent that the representations and warranties of Seller and Purchaser, respectively, contained in this Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

       "Closing Date" shall mean the actual day on which a transaction contemplated hereby is closed with the transfer of title to the Property. The Parties agree that the closing date shall sixty (60) days following Purchaser's exercise of the Option, or such earlier or later date as shall be hereafter mutually agreed upon by the Parties.

       "Deed" shall mean a deed in substantially the same form as Exhibit E, attached hereto (as the same may be modified to comply with local law and custom), executed by Seller, as grantor, in favor of Purchaser, as grantee, conveying the Land and Improvements to Purchaser, subject only to the Permitted Exceptions.

       "Due Diligence Materials" shall mean the information to be provided by Seller to Purchaser pursuant to the provisions of Section 4.1 hereof.

       "Effective Date" shall mean the date the Option is validly exercised.

       "Engineering Documents" shall mean all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect's reports or certificates, feasibility studies, appraisals, and other similar plans and studies that relate to the Real Property or the Personal Property, to the extent the same are assignable by Seller.

       "Exception Documents" shall mean true, correct and legible copies of each document listed as an exception to title in the Title Commitment.

       "Excluded Personal Property" shall mean all those items of tangible and intangible personal property described on Exhibit F.

       "Fixtures" shall mean all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now or on the Closing Date located in, on or used in connection with, and permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the definition of Personal Property and Excluded Personal Property.

       "Hazardous Materials" shall mean any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous
Materials Law.

       "Hazardous Materials Law" shall mean any local, state or federal law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Waste Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

       "Improvements" shall mean all buildings, improvements, structures and Fixtures now or on the Closing Date located on the Land, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

       "Intangible Property" means all Permits, Business Agreements and other intangible property or any interest therein now or on the Closing Date owned or held by Seller in connection with the Real Property, including all water rights and reservations, rights to use the trade name applicable to the Property, as depicted on Exhibit A hereof, and zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; provided, however, "Intangible Property" shall not include the general corporate trademarks, trade names (except as set forth in the preceding sentence), service marks, logos or insignia or the books and records of Seller, Seller's accounts receivable and Seller's business and operating licenses for the facilities on the Real Property.

       "Land" means the real property more particularly described on Exhibit A, attached hereto and made a part hereof, together with all of Seller's rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging, and Seller's right, title and interest in and to any easements, rights-of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property.

       "Laws" means all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety, disabled or handicapped persons.

       "Lease" shall mean the Master Agreement to Lease and the Lease Agreement in substantially the same form as Exhibit G, attached hereto and made a part hereof, which shall be executed and delivered by Seller (or an affiliate of Seller) and Purchaser at the Closing, and pursuant to the terms of which Purchaser shall lease the Property to Seller (or an affiliate of Seller) following the Closing.

       "Material" and "Materially" shall mean a condition, noncompliance, defect or other fact which would: (a) cost, in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000.00) and, with respect to any single defect or fact, would cost in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), to correct or repair; or (b) in the aggregate, result in a loss to Purchaser or a reduction in the value of the Property in excess of Five Hundred Thousand Dollars ($500,000.00) and, with respect to any single defect or fact, would result in a loss to Purchaser or a reduction in the value of the Property in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

       "Option" shall mean the option to purchase the Property granted by Seller to Purchaser pursuant to Section 2.1 hereof.

       "Permits" shall mean all permits, licenses (but excluding Seller's business and operating licenses,) approvals, entitlements and other governmental, quasi-governmental and nongovernmental authorizations including, without limitation, certificates of use and occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Real Property, to the extent the same are assignable by Seller. As used herein, "quasi-governmental" shall include the providers of all utility services to the Real Property.

         "Permitted Exceptions" shall mean those title exceptions which have been approved in writing by Purchaser, or are deemed to have been approved by Purchaser as set forth in Sections 5.2 and 5.3 hereof.

         "Personal Property" shall mean all Intangible Property, Warranties, and Engineering Documents, and all those items of tangible personal property described on Exhibit H, attached hereto, other than the Fixtures and the Excluded Personal Property, now or on the Closing Date owned by Seller and located on or about the Land or Improvements or used in connection with the operation thereof (specifically excluding personal property owned by employees of Seller and personal property owned by inmates housed at the Real Property).

         "Property" shall mean, collectively, the Land, the Improvements, the Fixtures, and the Personal Property.

         "Purchase Price" shall mean Seller's actual costs and expenses to acquire, develop, design, construct and equip the property ("Seller's Cost"), as reflected on the books of Seller, plus five percent (5%) of Seller's Cost. Seller shall provide to Purchaser a statement of Seller's Cost as soon as same can reasonably be determined by Seller.

         "Real Property" shall mean the Land, the Improvements and the Fixtures.

         "Review Period" means a period commencing on the Effective Date and ending thirty (30) days from the date of Purchaser's receipt of the last of the following documents: Title Commitment, Exception Documents, Search Reports, Survey or Due Diligence Materials.

         "Search Reports" shall mean reports of searches made of the Uniform Commercial Code Records of the County in which the Property is located, and of the office of the Secretary of State of the State in which the Property is located and in the State in which the principal office of Seller is located, which searches shall reflect that none of the Property is encumbered by liens or security interests, which will remain on the Property after the Closing. The Search Reports shall be updated, at Seller's expense, at or within fifteen (15) days prior to Closing.

         "Seller's Operating and Service Agreements" shall mean all management, service and operating agreements and contracts entered into by Seller with respect to the Property, including, but not limited to, agreements and contracts to house inmates at the Property, food service and equipment agreements, inmate pay telephone service agreements, medical and pharmaceutical service and supply agreements, drug testing service agreements, public performance and licensing agreements for motion picture video cassettes, inmate educational and instructional service agreement, refuse service agreements, pest control service agreements and machinery, equipment and uniform rental and service agreements.

         "Seller's Personal Property" shall mean all machinery, equipment, tools, furniture, furnishings, movable walls or partitions, computers, signage, trade fixtures or other tangible and intangible personal property, including Seller's accounts receivable and business and operating licenses, and consumable inventory and supplies, used or useful in Seller's business on the Property, other than those items included within the definition of Personal Property.

"Survey" shall mean a current "as-built" ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the State in which the Land is located and reasonably acceptable to Purchaser, which shall:
(a) include a narrative legal description of the Land by metes and bounds (which shall include a reference to the recorded plat, if any), and a computation of the area comprising the Land in both acres and gross square feet (to the nearest one thousandth of said respective measurement; (b) accurately show the location on the Land of all improvements (dimensions thereof at the ground surface level and the distance therefrom to the facing exterior property lines of the Land), building and set-back lines, parking
spaces (including number of   spaces), fences, evidence of abandoned fences,
ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, ditches, easements, roads, rights-of-way and encroachments; (c) location of encroachments, if any, upon adjoining property, or from adjoining property, upon the Land; (d) state the zoning classification of the Land; (e) be certified as of the date of the Survey to the Seller, the Purchaser, the Title Company, and any third-party lender designated by Purchaser; (f) legibly identify any and all recorded matters shown on said survey by appropriate volume and page recording references; (g) show the location and names of all adjoining streets and the distance to the nearest streets intersecting the streets that adjoin the Land; (h) be satisfactory to (and updated from time to time as may be required by) the Title Company so as to permit it to delete the standard exception for survey matters and replace it with an exception for the matters shown on the Survey; and (i) include a written Surveyor's Certification in substantially the same form as set forth on
Exhibit I, attached hereto.

         "Title Commitment" shall mean a current commitment issued by the Title Company to the Purchaser pursuant to the terms of which the Title Company shall commit to issue the Title Policy to Purchaser in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

         "Title Company" shall mean Lawyer's Title Insurance Corporation or the national service office of another title insurance company licensed in the state in which the Property is located and selected by Seller and reasonably satisfactory to Purchaser.

         "Title Policy" shall mean an ALTA Extended Coverage Owner's Policy of Title Insurance (10/17/92 Form), or comparable state promulgated policy, with liability in the amount of the Purchase Price, dated as of the Closing Date, issued by the Title Company, insuring title to the fee interest in the Real Property in Purchaser, subject only to the Permitted Exceptions and to the standard printed exceptions included in the ALTA standard form owner's extended coverage policy of title insurance, with the following modifications: (a) the exception for survey matters shall be deleted and replaced by an exception for the matters shown on the Survey; (b) the exception for ad valorem taxes shall reflect only taxes for the current and subsequent years; (c) any exception as to parties in possession shall be limited to rights of Seller in possession, as lessee only, pursuant to the Lease; and (d) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any exception for visible and apparent easements or roads and highways or similar items to be specifically referenced to and shown on the Survey and also identified by applicable recording information).

         "Warranties" shall mean all warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, which Seller now holds or under winch Seller is the beneficiary, to the extent the same are assignable by Seller.

                                   ARTICLE II

               OPTION TO SELL AND PURCHASE AND AGREEMENT TO LEASE

        2.1 Option to Sell and Purchase. Seller hereby grants Purchaser the exclusive Option to purchase the Property for the Purchase Price. The Option is effective as of the date Purchaser acquires all of the property pursuant to the Agreement of Purchase and Sale and shall expire at 5:00 p.m. on, July 18, 2000, if not validly exercised by Purchaser prior to such time. Upon Purchaser's valid exercise of the Option, this Agreement shall be deemed a contract between Seller and Purchaser whereby, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Seller, the Property, for the Purchase Price and subject to the terms and conditions of this Agreement. Purchaser acknowledges that Seller may elect to transfer some or all of the Property to one or more affiliates of Seller prior to the Closing Date subject to the terms and conditions of this Agreement. In such event, Seller shall, upon the exercise of the Option by Purchase and in accordance with the terms and conditions of this Agreement, cause such affiliates to sell, convey, assign, transfer and deliver to Purchaser such portion(s) of the Property as may be transferred to such affiliate(s), In the event of any such transfers of some or all of the Property to any affiliate of Seller, Seller shall not be relieved of any of its obligations or liability hereunder. In the event of any such transfers of some or all of the Property to any affiliate of Seller, Seller shall not be relieved of any obligations or liability hereunder. From and after the date of any such transfer, the term "Seller" as used herein shall refer to both Corrections Corporation of America and the recipient of such transfer collectively, and to each such party individually.

        2.2 Exercise of Option. Purchaser may exercise the Option only by providing to Seller Purchaser's written, unqualified notice of its exercise of the Option, in accordance with the provisions of Section 11.3 hereof. The effective time and date of such exercise shall be the date such notice is deemed received by Seller pursuant to the provisions of Section 11.3 hereof. In the event the Option is not duly exercised by Purchaser within the time set forth in Section 2.1 above, the Option and this Agreement shall expire and the Parties shall have no further obligation hereunder. Notwithstanding any other term or provision hereof, the Option shall not be exercisable unless and until
(i) Seller has completed its development and construction of the Improvements on the Property (other than minor punch list items, which shall be diligently and promptly completed should Purchaser exercise the Option) and Seller has received final certificates of use and occupancy, and such other permits, licenses, approvals, agreements and authorizations as are required for the operation of the Property for its intended use and (ii) Seller and Purchaser shall have consummated the transactions contemplated by that certain Agreement of Sale and Purchase, of even date herewith.

         2.3 Agreement to Lease. If Purchaser exercises the Option, then, on the Closing Date, and subject to performance by the Parties of the terms and provisions of this Agreement, Purchaser shall lease to Seller and Seller shall lease from Purchaser, the Property at the rental and upon the terms and conditions set forth in the Lease. The annual base rent under the Lease for the Property shall be the greater of (i) the fair market rental value of the Property as reasonably and mutually determined by Seller and Purchaser as of the Effective Date and (ii) eleven percent (11%) of the Purchase Price.

                                   ARTICLE III

                                 PURCHASE PRICE

         3.1 Payment of Purchase Price. The Purchase Price shall be paid by Purchaser delivering to the Seller, at the Closing, Federal Reserve wire transfer funds or other immediately available collected funds payable to the order of the Seller in the sum equal to the Purchase Price, subject to adjustment as herein provided. On or before the Closing, the Parties shall agree on an allocation of the Purchase Price as between the Real Property and the Personal Property.

                                   ARTICLE IV

                                   ITEMS TO BE
                        FURNISHED TO PURCHASER BY SELLER

         4.1 Due Diligence Materials. Within fifteen (15) days after the Effective Date, Seller shall deliver to Purchaser for its review the following items:

         a. True, correct, complete and legible copies of all Business Agreements, Warranties, Permits, Accreditations, Applicable Notices, Engineering Documents and Seller's Operating and Service Agreements (solely for the purposes of this Section 4.la., the terms Business Agreements, Warranties, Permits, and Engineering Documents shall include all agreements, documents, and instruments otherwise included within such definitions, whether or not the same are assignable by Seller);

         b. True, correct, complete and legible copies of tax statements or assessments for all real estate and personal property taxes assessed against the Property for the current and the two prior calendar years, if available;

         c. True, correct and legible listing of all Fixtures, Personal Property and Excluded Property, including a current depreciation schedule;

         d. True, correct, complete and legible copies of all existing fire and extended coverage insurance policies and any other insurance policies pertaining to the Property, if any;

         e. True, correct, complete and legible copies of all instruments evidencing, governing or securing the payment of any loans secured by the property or related thereto. Seller may make such instruments available for inspection and copying by Purchaser at Seller's principal office;

         f. True, correct, complete and legible copies of any and all environmental studies or impact reports relating to the Property, if any, and any approvals, conditions, orders or declarations issued by any governmental authority relating thereto (such studies and reports shall include, but not be limited to, reports indicating whether the Property is or has been contaminated by Hazardous Materials and whether the Property is in compliance with the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable);

         g. True, correct, complete and legible copies of any and all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might materially affect the Property or the use and operation of the Property. Seller may make such files available for inspection and copying by Purchaser at Seller's principal office.

      4.2 Due Diligence Review, During the Review Period, Purchaser shall be entitled to review the Due Diligence Materials delivered by Seller to Purchaser pursuant to the provisions of Section 4.1 above. If Purchaser shall, for any reason in Purchaser's sole discretion, judgment and opinion, disapprove or be dissatisfied with any aspect of such information, or the Property, then Purchaser shall be entitled to terminate this Agreement by giving written notice thereof to Seller on or before the expiration of the Review Period, whereupon this Agreement shall automatically be rendered null and void, all moneys which have been delivered by Purchaser to Seller or the Title Company shall be immediately returned to Purchaser and thereafter neither Party shall have any further obligations or liabilities to the other hereunder. Alternatively, Purchaser may give written notice setting forth any defect, deficiency or encumbrance and specify a time within which Seller way remedy or cure such matter (before or after the expiration of the Review Period), but Seller shall have no obligation to remedy or cure any such matters objected to by Purchaser. If any defect, deficiency or encumbrance, so noticed, is not satisfied or resolved to the satisfaction of Purchaser, in Purchaser's sole discretion, within the time period specified in the written notice, this Agreement shall, at the option of Purchaser, terminate as provided in this Section; said option to terminate to be exercised, if at all, by Purchaser giving written notice thereof to Seller and simultaneously paying Seller the sum of One Hundred Dollars ($100.00) within three (3) Business Days after the expiration of said specified time period. In the event Purchaser fails to exercise its option to terminate this Agreement within the time and in the manner set forth in this Section 4.2, then Purchaser shall be deemed to have accepted and approved the Due Diligence Materials and the Property, and to have waived any such defect, deficiency or encumbrance.

                                    ARTICLE V

                                TITLE AND SURVEY

      5.1 Title Commitment, Exception Documents and Survey. Within thirty (30) days after the Effective Date, Seller shall deliver or cause to be delivered to Purchaser, the Title Commitment, Exception Documents, Survey, and Search Reports.

      5.2 Review Period. Purchaser shall have the right to review the Title Commitment, Exception Documents, Survey and Search Reports for a period of thirty (30) days from the date of Purchaser's receipt of the last of such items. In the event any matters appear therein that are unacceptable to Purchaser, other than the Permitted Exceptions, Purchaser shall, within said thirty (30) day period, notify Seller in writing of such fact. Upon the expiration of said thirty (30) day period, Purchaser shall be deemed to have accepted all exceptions to title referenced in the Title Commitment and all matters shown on the Survey except for matters which are the subject of a notification made under the preceding sentence, and such accepted exceptions shall be included in the term "Permitted Exceptions" as used herein; provided, however, in no event shall any of the items listed on Schedule B-1 or C of the Title Commitment constitute Permitted Exceptions for purposes hereof. In the event that Purchaser objects to any such matters within the thirty (30) day Review Period, Seller shall have thirty (30) days from receipt of such notice within which to eliminate or modify any such unacceptable exceptions or items, however, Seller shall have no obligation to eliminate or modify any such unacceptable exceptions or items. In the event that Seller is unable or unwilling to eliminate or modify such unacceptable items to the satisfaction of Purchaser on or before the expiration of said thirty (30) day period, Purchaser may either (a) waive such objections and accept title to the Property subject to such unacceptable items (which items shall then be deemed to constitute part of the "Permitted Exceptions"), or (b) terminate this Agreement by written notice to Seller, whereupon this Agreement shall automatically be rendered null and void, all moneys which have been delivered by Purchaser to Seller or the Title Company shall be immediately returned to Purchaser, and thereafter neither Party shall have any further obligations or liabilities to the other hereunder.

      5.3 Additional Exceptions. In the event that at any time the Title Commitment, Exception Documents, Survey or Search Reports are modified (other than the deletion or elimination of any item as to which Purchaser has made an objection), Purchaser shall have the right to review and approve or disapprove any such modification and to terminate this Agreement in the event that Seller is unwilling or unable to eliminate any such matters to the satisfaction of Purchaser in accordance with the provisions of Section 5.2 above, except that Purchaser's Review Period as to such additional items shall be for a period expiring on the date that is the earlier to occur of (a) fifteen (15) days following the date of Purchaser's receipt of such modification, and (b) the date of Closing, and all other time periods referred to in Section 5.2 shall expire on the date that is the earlier of (i) the final day of the specified time period as set forth therein, and (ii) the Closing Date.

                                   ARTICLE VI

              REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

         6.1 Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement and to purchase the Property, Seller represents and warrants to Purchaser as follows;

         a. Seller has and at the Closing will have, and, upon Purchaser's valid exercise of the Option, will convey, transfer and assign to Purchaser, good, indefeasible and insurable title to the Land, free and clear of any deeds of trust, mortgages, liens, encumbrances, leases, tenancies, licenses, chattel mortgages, conditional sales agreements, security interests, covenants, conditions, restrictions, judgments, rights-of-way, easements, encroachments, claims and any other matters affecting title or use of the Property, except the Permitted Exceptions.

         b. Seller has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to convey the Property fully and completely to Purchaser at Closing and to lease the Property from Purchaser following Closing. The consummation of the transactions contemplated herein does not require the approval of Seller's shareholders or any third party, except such third party approvals as Seller has obtained or will obtain prior to the Closing Date. The execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Seller is a party or by which the Property or any portion thereof is bound; and does not, and at the Closing will not, to Seller's knowledge, constitute a violation of any Laws, order, rule or regulation applicable to Seller or any portion of the Property of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Seller or any portion of the Property.

         C. There are no adverse or other parties in possession of the Property or of any part thereof. Seller has not granted to any party any license, lease or other right relating to the use or possession of the Property.

         d. As of the date of this Agreement, no notice has been received from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work and as of the Closing no such notice will have been received which shall not have been cured. As of the date of this Agreement, no notice has been received by Seller from any issuing insurance company that any of such policies will not be renewed, or will be renewed only at a higher premium rate than is presently payable therefor.

         e. No pending condemnation, eminent domain, assessment or similar proceeding or charge affecting the Property or any portion thereof exists as of the date of this Agreement. Seller has not heretofore received any notice, and has no knowledge, that any such proceeding or charge is contemplated. Seller, as of the date of this Agreement, has not received any notice of a proposed increase in the assessed valuation of the Property.

         f. All Improvements (including all utilities) have been, or as of the Closing will be, substantially completed and installed in accordance with the plans and specifications approved by the governmental authorities having jurisdiction to the extent applicable and are transferable to Purchaser without additional cost. Permanent certificates of occupancy, all licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been, or as of the Closing will be, issued for the Improvements, and, as of the Closing, where required, all of the same will be in full force and effect. Except as may be set forth in any of the Due Diligence Materials, the Improvements, as designed and constructed, comply or will comply with all statutes, restrictions, regulations and ordinances applicable thereto, including but not limited to the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

         g. As of the Closing, the water, sewer, gas and electricity lines, storm sewer and other utility systems on the Land will be adequate to serve the utility needs of the Property. All utilities required for the operation of the Improvements will enter the Land through adjoining public streets or through adjoining private land in accordance with valid public or private easements that will inure to the benefit of Purchaser. As of the Closing, all approvals, licenses and permits required for said utilities will have been obtained and will be, in force and effect. All of said utilities are installed and operating, or will be, and all installation and connection charges have been or will be paid in full.

         h. Except as my be set forth in any of the Due Diligence Materials, the location, construction, occupancy, operation and use of the Property (including the Improvements) do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property or the location, construction, occupancy, operation or use thereof, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations, the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

         i. Except as may be set forth in any of the Due Diligence Materials, there are not any structural defects in any of the buildings or other Improvements constituting the Property. The Improvements, all heating, electrical, plumbing and drainage at, or servicing, the Property and all facilities and equipment relating thereto, will be, as of the Closing, in good condition and working order and adequate in quantity and quality for the normal operation of the Property. No part of the Property has been destroyed or damaged by fire or other casualty. To Seller's knowledge, there are no unsatisfied requests for repairs, restorations or alterations with regard to the Property from any person, entity or authority, including but not limited to any lender, insurance provider or governmental authority.

         j. There exist no service contracts, management or other agreements applicable to the Property, to which Seller is a party or otherwise known to Seller, other than Seller's Operating and Service Agreements and those agreements furnished to Purchaser pursuant to Section 4.1.

         k. Seller is not in default in any manner which would result in a material adverse effect on Seller under any of the Business Agreements, or Seller's Operating and Service Agreements or any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof and, to Seller's knowledge, no other party to any of the foregoing is in default thereunder.

         1. There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership or operation of the Property, or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, other than those disclosed to Purchaser pursuant to Section 4.1. All judicial proceedings concerning the Property" will be finally dismissed and terminated prior to Closing, excluding inmate lawsuits and other lawsuits in which Seller is involved in its ordinary course of business.

         m. The Property has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual casements); and, to Seller's knowledge, all approvals necessary therefor will be in full force and effect as of the Closing. To Seller's knowledge, no fact or condition exists which would result in the termination of the current access from the Property to any presently existing public highways and/or roads adjoining or situated on the Property.

         n. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or, to Seller's knowledge, pending or threatened against Seller or the Property.

         o. Except as may be set forth in any of the Due Diligence Materials, no Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property by Seller or to Seller's knowledge. No activity has been undertaken on the Property by Seller or to Seller's knowledge which would cause (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of RCRA or any Hazardous Materials Law, (ii) a release or threatened release of Hazardous Materials from the Property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA or SARA or any Hazardous Materials Law or (iii) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Law. No activity has been undertaken with respect to the Property by Seller or to Seller's knowledge which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Materials Law. No investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is in existence with respect to the Property, nor, to Seller's knowledge, is any of the foregoing threatened. No notice has been received by Seller from any entity, governmental body or individual claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for environmental damage or injury to natural resources. Seller has not obtained and, to Seller's knowledge, is not required to obtain, and Seller has no knowledge of any reason Purchaser will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Property by reason of any Hazardous Materials Law. Notwithstanding the representations made herein, such representations are and shall be deemed to be limited by the matters detailed in any Phase I Preliminary Site Assessment or other Due Diligence Materials obtained by or provided to Purchaser in connection herewith.

         p. The Property includes all items of property, tangible and intangible, currently used by Seller in connection with the operation of the Property, other than the Excluded Personal Property, Seller's Operating and Service Agreements, and property expressly excluded from the definition of the Property

         q. To Seller's knowledge, the Due Diligence Materials delivered to Purchaser are true, correct and complete in all material respects,

     Provided Purchaser shall have first validly exercised the Option, Seller hereby agrees to indemnify and defend, at its sole cost and expense, and hold Purchaser, its successors and assigns, harmless from and against and to reimburse Purchaser with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) actually incurred of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Purchaser at any time and from time to time by reason of or arising out of (a) the material breach of any representation or warranty of Seller set forth in Section 6.1, (b) the failure of Seller, in whole or in part, to perform any obligation required to be performed by Seller pursuant to
Section 6.1 or (c) the ownership, construction, occupancy, operation, use and maintenance by Seller or its agents of the Property prior to the Closing Date. This indemnity applies, without limitation, to the violation on or before the Closing Date of any Hazardous Materials Law in effect on or before the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed of or otherwise released prior to the Closing
Date), regardless of whether the act, omission, event or circumstance constituted a violation of any Hazardous Materials Law at the time of its existence or occurrence. Subject to the provisions of Section 11.1, the provisions of this Section 6. 1 shall survive the Closing of the transaction contemplated by this Agreement and shall continue thereafter in full force and effect for the benefit of Purchaser, its successors and assigns, Notwithstanding any provision of this Agreement to the contrary, Purchaser may exercise any right or remedy Purchaser may have at law or in equity should Seller fail to meet, comply with or perform its indemnity obligations required by this Section
6.1. In the event a defect, claim or deficiency is discovered by Purchaser prior to Closing or is noticed in writing by Seller to Purchaser prior to Closing, Purchaser shall either terminate the Agreement as provided herein or waive the defect, claim or deficiency and proceed to Closing.

     The representations and warranties of Seller given herein are, and shall be deemed to be, effective only in the event Purchaser validly exercises the Option and only following the Effective Date.

     6.2 Covenants and Agreements of-Seller. Seller covenants and agrees with Purchaser, from the Effective Date until the Closing or earlier termination of this Agreement:

         a. Upon Completion of construction of the Improvements, Seller shall
(i) operate the Property in the ordinary course of Seller's business and in the same manner as currently operated; and (ii) fully maintain and repair the Improvements, the Fixtures, and the Personal Property in good condition and repair.

         b. Purchaser shall be entitled to make all inspections or investigations desired by Purchaser with respect to the Property or any portion thereof, and shall have complete physical access to the Property, which access shall occur at such times and in such manner so as to not unreasonably interfere with Seller's business operations or constitute a safety hazard, as reasonably determined by Seller.

         c. Seller shall cause to be maintained in full force and effect fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on or relating to operation of the Property in commercially reasonable amounts.

         d. Seller shall pay when due all bills and expenses of the Property. Seller shall not voluntarily enter into or assume any new Business Agreements with regard to the Property which are in addition to or different from those furnished and disclosed to Purchaser and reviewed and approved pursuant to
Section 4. 1.

         e. Seller shall not create or voluntarily permit to be created any liens, easements or other conditions affecting any portion of the Property or the uses thereof without the prior written consent of Purchaser.

         f. Seller will pay, as and when due, all interest and principal and all other charges payable under any indebtedness of Seller secured by the Property from the date hereof until Closing, and will not suffer or permit any default or amend or modify the documents evidencing or securing any such indebtedness without the prior consent of Purchaser.

         g. Seller will, subject to limitations provided by law with respect to privacy rights of inmates, give to Purchaser, its attorneys, accountants and other representatives, during normal business hours and as often as may be reasonably requested, full access to all books, records and files relating to the Property, so long as the same does not unreasonably interfere with Seller's business operations.

         h. Seller shall not remove any Personal Property or Fixtures from the Land or Improvements without replacing same with substantially similar items of equal or greater value and repairing the damage, if any, to the Property as a result of such removal.

         i. During the pendency of this Agreement, Seller, its corporate officers, directors, and agents shall not negotiate the sale or other disposition of the Property with any person or entity other than Purchaser, and shall not take any steps to initiate, consummate or document the sale or other disposition of the Property, or any portion thereof, to any person or entity other than Purchaser.

         j. Prior to the Closing Date, Seller agrees to notify Purchaser in writing within three (3) Business Days of any offer received by, delivered to or communicated to Seller for the purchase, sale, acquisition or other disposition of the Property.

         k. Seller shall provide representations, warranties and consents as may be reasonably required in connection with any public offering of stock or debt obligations by Purchaser, including but not limited to, inclusion of financial statements, summary financial information and other required information concerning Seller, or Seller as lessee under the Lease, in any Securities and Exchange Commission filings.

     6.3 Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement and to sell the Property, Purchaser represents and warrants to Seller as follows:

         a. Purchaser has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to purchase the Property from Seller at Closing, and to lease the Property to Seller following Closing,

         b. The execution by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Purchaser is a party; and does not, and at the Closing will not, constitute a violation of any Laws, order, rule or regulation applicable to Purchaser of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Purchaser.

                                   ARTICLE VII

                            CONDITIONS TO OBLIGATIONS

     7.1 Conditions to the Purchaser's Obligations. The obligations of Purchaser to purchase the Property from Seller and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times following the Effective Date and as of the Closing (or such other time period specified below), of each of the following conditions:

         a. All of the representations and warranties of Seller set forth in this Agreement shall be true in all material respects and Seller shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit D updating such representations and warranties.

         b. Seller shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

         c. Seller shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

         d. No material or substantial adverse change shall have occurred with respect to the condition, financial or otherwise, of the Seller or the Property.

         e. Neither the Property nor any part thereof or interest therein shall have been taken by execution or other process of law in any action prior to Closing.

         f. Seller shall have obtained and delivered to Purchaser a current report, dated no more than ten (10) days prior to this Agreement, from a licensed pest control company reasonably acceptable to Purchaser, and which must show the Property to be free of all termite, or other destructive insect and pest infestation.

         g. During the Review Period, Seller shall have obtained at Seller's expense and delivered to Purchaser a Phase I environmental site assessment report, dated no more than 60 days prior to this Agreement, and performed by a licensed firm.

         h. During the Review Period, Purchaser shall have satisfactorily completed an inspection of the Property with respect to the physical condition thereof by agents or contractors selected by Purchaser.

         i. During the Review Period, Purchaser shall have received, in form acceptable to Purchaser, evidence of compliance by the Property with all building codes, zoning ordinances and other governmental entitlements as necessary for the operation of the Property for the current and intended use, including, without limitation, certificates of occupancy and such other permits, licenses, approvals, agreements and authorizations as are required for the operation of the Property for the current and intended use.

         j. During the Review Period, all necessary approvals, consents and the like of third parties to the validity and effectiveness of the transactions contemplated hereby have been obtained.

         k. During the Review Period, Purchaser is reasonably satisfied that the Property is sufficient adequate for Seller to carry on the business now being conducted thereon and the Property is in good condition and repair as reasonably required for the proper operation and use thereof in compliance with applicable laws.

         1. During the Review Period, Purchaser has reviewed and satisfied itself with respect to the Due Diligence Materials and shall not have terminated this Agreement pursuant to the provisions of Section 4.2 hereof.

         m. No material portion of the Property shall have been destroyed by fire or casualty.

         n. No condemnation, eminent domain or similar proceedings shall have been commenced or threatened with respect to any material portion of the Property.

         o. Purchaser shall have been successful in causing the formation of a real estate investment trust whose interests have been sold to the public and in connection therewith shall have raised capital in an amount not less than $340 million.

     7.2 Failure of Conditions to Purchaser's Obligations. In the event any one or more of the conditions to Purchaser's obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing, Purchaser, at Purchaser's option, shall be entitled to: (a) terminate this Agreement by giving written notice thereof to Seller, whereupon all moneys, if any, which have been delivered by Purchaser to Seller or the Title Company shall be immediately refunded to Purchaser and Purchaser shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder.

     7.3 Conditions to the Seller's Obligations. The obligations of Seller to sell the Property to Purchaser and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing (or such other time period specified below), of each of the following conditions:

         a. All of the representations and warranties of Purchaser set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects and Purchaser shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit D updating such representations and warranties.

         b. Purchaser shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

         c. Purchaser shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

         d. Purchaser shall have been successful in causing the formation of a real estate investment trust whose interests have been sold to the public and in connection therewith shall have raised capital in an amount not less than $340 million.

     7.4 Failure of Conditions to Seller's Obligations. In the event any one or more of the conditions to Seller's obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing, Seller, at Seller's option, shall be entitled to: (a) terminate this Agreement by giving written notice thereof to Purchaser, whereupon all moneys, if any, which have been delivered by Seller to Purchaser or the Title Company shall be immediately refunded to Seller and Seller shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder.

                                  ARTICLE VIII

                     PROVISIONS WITH RESPECT TO THE CLOSING

     8.1 Seller's Closing Obligations. At the Closing, Seller shall furnish and deliver to the Title Company for delivery to Purchaser, at Seller's expense, the following:

         a. The Deed, Title Policy (or the Title Commitment marked-up and initialed by the Title Company), Bill of Sale, Certificate of Non-Foreign Status, Closing Certificate and Lease, each duly executed and acknowledged by Seller and, as appropriate, in recordable form acceptable in the state and county in which the Property is located.

         b. Certificates of casualty and fire insurance for the Property and satisfactory evidence of all other insurance coverages as required pursuant to the Lease showing Purchaser as additional insured and loss payee thereunder, where appropriate, with appropriate provisions for prior notice to Purchaser in the event of cancellation or termination of such policies and otherwise in form and substance reasonably satisfactory to Purchaser.

         c. Search Reports, dated not more than fifteen (15) days prior to Closing, evidencing no UCC-1 Financing Statements or other filings in the name of Seller with respect to the Property which will remain on the Property after the Closing.

         d. Such affidavits or letters of indemnity as the Title Company shall require in order to omit from the Title Insurance Policy all exceptions for unfiled mechanic's, materialman's or similar liens.

         e. Any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deed by any state, county or municipal agency having jurisdiction over the Property or the transactions contemplated hereby.

         f. An opinion of Seller's counsel, dated as of the Closing Date, in the form of Exhibit J-1, attached hereto.

         g. Such instruments or documents as are necessary, or reasonably required by Purchaser or the Tide Company, to evidence the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the purchase and sale transaction contemplated hereby.

         h. Such other documents as are reasonably required by Purchaser to carry out the terms and provisions of this Agreement.

         i. Duplicates of keys, combinations, codes and security information to all locks on the Property in the possession of Seller, but not to include access to [describe restricted areas, if any) or areas with controlled substances.

     8.2 Purchaser's Closing Obligations. At the Closing, Purchaser shall furnish and deliver to Seller, at Purchaser's expense, the following:

         a. Federal Reserve, wire transfer funds or other immediately available collected funds, payable to the order of Seller representing the cash portion of the Purchase Price due in accordance with Section 3.1 herein.

         b.The Closing Certificate and Lease, duly executed and acknowledged by Purchaser.

         c. Such instruments or documents as are necessary, or reasonably required by Seller or the Title Company, to evidence the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase and sale transaction contemplated hereby.

         d. An Opinion of Purchaser's counsel, dated as of the Closing Date, in the form of Exhibit J-2, attached hereto.

         e. Such other documents as are reasonably required by Seller to carry out the terms and provisions of this Agreement.

         f. All necessary approvals, consents, certificates and the like of third parties to the validity and effectiveness of the transaction contemplated hereby.

                                   ARTICLE IX

                               EXPENSES OF CLOSING


     9.1 Adjustments. There shall be no adjustment of taxes, assessments, water or sewer charges, gas, electric, telephone or other utilities, operating expenses, employment charges, premiums on insurance policies, rents or other normally proratable items, it being agreed and understood by the Parties that the Seller shall be obligated to pay such items under the terms of the Lease.

       9.2 Closing Costs. Seller shall pay (a) all title examination fees and premiums for the Title Policy; (b) the cost of the Search Reports; (c) the cost of the Survey; (d) Seller's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Seller hereunder, including without limitation, the cost of performance by Seller of its obligations hereunder; and (e) all other costs and expenses which are required to be paid by Seller pursuant to other provisions of this Agreement. Purchaser shall pay (a) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement or any agreement or commitment described or referred to herein;(b) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein; (c) Purchaser's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Purchaser hereunder, including, without limitation, the cost of performance by Purchaser of its obligations hereunder; and (d) all other costs and expenses which are required to be paid by Purchaser pursuant to other provisions of this Agreement. Purchaser and Seller shall each be responsible for other costs in the usual and customary manner for this kind of transaction in the county where the Property is located.

       9.3 Commissions/Broker's Fees. Seller hereby represents and warrants to Purchaser that it has not contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's or other fees being due or payable to any party with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller that Purchaser has not contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's or other fees being due or payable to any party with respect to the transaction contemplated hereby. Each Party hereby indemnifies and agrees to hold the other Party harmless from any loss, liability, damage, cost or expenses (including reasonable attorneys' fees) resulting to such other Party by reason of a breach of the representation and warranty made by such Party herein.

                                   ARTICLE X

                              DEFAULT AND REMEDIES

       10.1    Seller's Default; Purchaser's Remedies.

               a. Seller's Default. Seller shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Seller's warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Seller shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, which, in either of such events, is not cured by Seller within ten (10) days following receipt by Seller of written notice of default from Purchaser.

               b. Purchaser's Remedies. In the event Seller shall be deemed to be in default hereunder Purchaser may, at Purchaser's sole option, do any one or more of the following: (i) terminate this Agreement by written notice delivered to Seller on or before the Closing; and/or (ii) enforce specific performance of this Agreement against Seller including Purchaser's reasonable costs and attorneys fees in connection therewith; and/or (iii) exercise any other right or remedy Purchaser may have at law or in equity by reason of such default including, but not limited to, the recovery of reasonable attorneys' fees incurred by Purchaser in connection herewith.

               c. Return of Payments. Upon the occurrence of any event deemed to be a default by Seller hereunder, all payments previously made by Purchaser to Seller or the Title Company hereunder shall be forthwith returned to Purchaser by the Title Company on receipt of written notice from Purchaser that Seller has defaulted under this Agreement, which written notice need not be accompanied by any other document or consent of any other party hereto. If such sums are to be returned to Purchaser in accordance with this Section 10.1(c), Seller shall promptly, on written request from Purchaser, execute and deliver such documents as may be required to cause the Title Company to return such sums to Purchaser.

       10.2    Purchaser's Default; Seller's Remedies.

               a. Purchaser's Default. Purchaser shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Purchaser's warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Purchaser shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, which, in either of such events, is not cured by Purchaser within ten (10) days following receipt by Purchaser of written notice of default from Seller.

               b. Seller's Remedies. In the event Purchaser shall be deemed to be in default hereunder Seller may, at Seller's sole option, do any one or more of the following: (i) terminate this Agreement by written notice delivered to Purchaser on or before the Closing; and/or (ii) enforce specific performance of this Agreement against Purchaser including Seller's reasonable costs and attorneys fees in connection therewith; and/or (iii) exercise any other right or remedy Seller may have at law or in equity by reason of such default including, but not limited to, the recovery of reasonable attorneys' fees incurred by Seller in connection herewith.

               c. Return of Payments. Upon the occurrence of any event deemed to be a default by Purchaser hereunder, all payments previously made by Purchaser to Seller or the Title Company hereunder shall be forthwith paid to Seller by the Title Company on receipt of written notice from Seller that Purchaser has defaulted under this Agreement, which written notice need not be accompanied by any other document or consent of any other party hereto. If such sums are to be paid to Seller in accordance with this Section 10.1(c), Purchaser shall promptly, on written request from Seller, execute and deliver such documents as may be required to cause the Title Company to pay such sums to Seller.

                                   ARTICLE XI

                                 MISCELLANEOUS

       11.1 Survival. All of the representations, warranties, covenants, agreements and indemnities of Seller and Purchaser contained in this Agreement, to the extent not performed at the Closing, shall survive the Closing for the period of one (1) year after the Closing Date and shall not be deemed to merge upon the acceptance of the Deed by Purchaser.

       11.2 Right of Assignment. Neither this Agreement nor any interest herein may be assigned or transferred by Purchaser to any person, firm, corporation or other entity without the prior written consent of Seller, which consent may be given or withheld in the sole discretion of Seller.

       11.3 Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person,
(b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

If intended for Purchaser:               CCA Prison Realty Trust
                                         2200 Abbott Martin Road, Suite 201
                                         Nashville, Tennessee 37215
                                         Phone:  (615) 460-1220
                                         Fax:  (615) 460-1206
                                         Attention:  Michael W. Devlin

With a copy to:                          Sherrard & Roe, PLC
                                         424 Church Street, Suite 2000
                                         Nashville, Tennessee 37219
                                         Phone: (615) 742-4200
                                         Fax: (615) 742-4539
                                         Attention: Kim A. Brown

If intended for Seller:                  Corrections Corporation of America
                                         102 Woodmont Boulevard, Suite 800
                                         Nashville, Tennessee  37205
                                         Phone:  (615) 292-3100
                                         Fax:  (615) 269-8635
                                         Attention: Darrell K. Massengale

With a copy to:                          Stokes & Bartholomew, P.A.
                                         424 Church Street, Suite 2800
                                         Nashville, Tennessee  37219
                                         Phone:  (615) 259-1450
                                         Fax:  (615) 259-1470
                                         Attention: Elizabeth E. Moore

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return-receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

       11.4 Entire Agreement; Modifications. This Agreement embodies and constitutes the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

       11.5 Applicable Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Davidson County, Tennessee or the U.S. District Court for the Middle District of Tennessee and, accordingly, consent thereto.

       11.6 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

       11.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

       11.8 Extension of Dates. Notwithstanding anything to the contrary contained in this Agreement, if Seller shall fail to deliver any document or item required pursuant to any of the terms and provisions of Article IV and/or
Article V within the applicable time period required,

Purchaser, at its option, shall have the right to extend the date of expiration of the Review Period and correspondingly the date of Closing by the number of days elapsing from the date such items were required to be delivered and the date such items were actually delivered to Purchaser. Nothing herein shall diminish Seller's obligation to timely furnish such items.

       11.9 Time is of the Essence. With respect to all provisions of this Agreement, time is of the essence. However, if the first date of any period which is set out in any provision of this Agreement falls on a day which is not a Business Day, then, in such event, the time of such period shall be extended to the next day which is a Business Day.

       11.10 Waiver of Conditions. Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party. No waiver by a Party of any breach of this Agreement or of any warranty or representation hereunder by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other Party, whether or not the first Party knows of such breach at the time it accepts such payment or performance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

       11.11 Memorandum of Option. Upon request of Purchaser, Seller agrees to execute a memorandum of option, in form and substance reasonably satisfactory to the Parties, suitable for recording, evidencing the granting of the Option herein contained.

EXECUTED to be effective as of the date shown on the front cover hereof.

                            PURCHASER:

                            CCA PRISON REALTY TRUST


                            By: /s/ Doctor R. Crants III
                               --------------------------------------
                            Its: President
                                -------------------------------------

                            Date: July 7, 1997
                                -------------------------------------

                            Purchaser's Tax Identification
                            Number: 62-1689525
                                    ----------


                            SELLER:

                            corrections CORPORATION OF AMERICA


                            By: /s/ Doctor R. Crants
                               --------------------------------------
                            Its: Chairman of the Board and
                                 Chief Executive Officer
                                -------------------------------------

                            Date: July 7, 1997
                                -------------------------------------

                            Seller's Tax Identification
                            Number: 62-1156308
                                    ----------

                           AGREEMENT OF TITLE COMPANY


       By its execution of this Agreement, the Title Company agrees to: (a) timely file a return with the Internal Revenue Service on Form 1099-B, Form 1099-S and/or such other form or forms as the Internal Revenue Service may by form or regulation require, and (b) furnish Purchaser with a written statement showing the name and address of the Title Company and the information shown on such form or forms with respect to Purchaser, and (c) comply with the provisions of the Agreement which are applicable to the Title Company. Such form or forms shall be filed in order that the parties to this transaction will be in compliance with Section 6045 of the Internal Revenue Code of 1986, as amended. Purchaser and Seller shall each provide their taxpayer identification numbers to the Title Company so that such information may be included in the form or forms filed by the Title Company.


                                  LAWYERS TITLE INSURANCE CORPORATION


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


marquis

                                LIST OF EXHIBITS


Exhibit A        -    Real Property Description

Exhibit B        -    Bill of Sale and Assignment

Exhibit C        -    Certificate of Non-Foreign Status

Exhibit D        -    Closing Certificate

Exhibit E        -    Deed

Exhibit F        -    Excluded Personal Property

Exhibit G        -    Master Agreement to Lease and Lease Agreement

Exhibit H        -    Personal Property

Exhibit I        -    Surveyor's Certificate

Exhibit J-1      -    Opinion of Seller's Counsel

Exhibit J-2      -    Opinion of Purchaser's Counsel

                                    EXHIBITS



                                       TO




                                OPTION AGREEMENT




                                 BY AND BETWEEN


                      CORRECTIONS CORPORATION OF AMERICA,
                             a Delaware corporation
                                   ("SELLER")

                                      AND

                            CCA PRISON REALTY TRUST
                    a Maryland real estate investment trust

                                 ("PURCHASER")

                                  EXHIBIT A

                    Southern Colorado Correctional Facility
                              Walsenburg, Colorado


        The real property and improvements known as the Southern Colorado Correctional Facility in Walsenburg, Colorado consisting of a 207,000 square foot medium security facility.

                                   EXHIBIT B

                          BILL OF SALE AND ASSIGNMENT


STATE OF ______________________   Section
                                  Section   KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _____________________   Section

THAT, CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation ("Grantor" or "Seller"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Grantee" or "Purchaser"), to the extent legally permissible, has GRANTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED, and DELIVERED and does by these presents GRANT, SELL, ASSIGN, TRANSFER, CONVEY, and DELIVER unto the said Purchaser, all of Seller's right, title and interest in and to the following described properties, rights, and interests (such properties, rights and interests being hereinafter collectively referred to as the "Personal Property", as defined in that certain Agreement of Sale and Purchase, dated as of ______________, 199___, by and between Seller and Purchaser and being hereinafter referred to as the "Agreement"), located on or about that certain land described on Exhibit A, attached hereto and incorporated herein for all purposes, or the buildings, improvements, structures and Fixtures (as defined in the Agreement) thereon (such land, buildings, improvements, structures and Fixtures being hereinafter collectively referred to as the "Real Property" as defined in the Agreement), or used in connection with the operation thereof:

                 All permits, licenses (but excluding Seller's business and operating licenses), approvals, entitlements and other governmental, quasi-governmental and nongovernmental authorizations including, without limitation, certificates of use and occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Real Property, to the extent the same are assignable by Seller (the "Permits" as defined in the Agreement), any leases, contract rights, loan agreements, mortgages, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Real Property or Personal Property, to the extent the same are assignable by Seller, but specifically excluding all of Seller's Operating and Service Agreements (as defined in the Agreement) (the "Business Agreements" as defined in the Agreement), and other intangible property or any interest therein owned or held by Seller in connection with the Real Property, including all water rights and reservations, rights to use the trade name applicable to the Real Property, and zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; provided, however, such Personal Property shall not include the general corporate trademarks, trade names (except as set forth above), service marks, logos or insignia or the books and records of Seller, Seller's accounts receivable and Seller's business and operating licenses for the facilities on the Real Property (the "Intangible Property" as defined in the Agreement).

                 All warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, which Seller now holds or under which Seller is the beneficiary, to the extent the same are assignable by Seller (the "Warranties" as defined in the Agreement).

                 All site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect's reports or certificates, feasibility studies, appraisals, and other similar plans and studies that relate to the Real Property, to the extent the same are assignable by Seller or the Personal Property (the "Engineering Documents" as defined in the Agreement).

                 All those items of tangible personal property described on Exhibit B, attached hereto and incorporated herein for all purposes, now or on the Closing Date owned by Seller.

       THERE IS EXPRESSLY EXCLUDED FROM THE PERSONAL PROPERTY THE FOLLOWING:
(i) Excluded Personal Property as defined in the Agreement, (ii) Fixtures as defined in the Agreement, (iii) personal property owned by employees of Seller and personal property owned by inmates housed at the Real Property, and (iv) Seller's Operating and Service Agreements as defined in the Agreement.

       TO HAVE AND TO HOLD the Personal Property unto the said Purchaser, its successors and assigns, forever, and Seller does hereby bind itself and its successors to warrant and forever defend, all and singular, title to the said Personal Property unto the said Purchaser, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Seller, but not further or otherwise.

       Seller and its successors hereby warrants, represents, covenants and agrees with Purchaser as follows:

       (i) That Seller is the owner of the Personal Property, which Personal Property is free and clear of any and all liens, security interests, or other encumbrances except the Permitted Exceptions (as defined in the Agreement) and attached hereto as Schedule A and incorporated herein by reference for all purposes, and this sale and assignment is made and accepted expressly subject to the matters set forth on Schedule A attached hereto;

       (ii) That Seller shall indemnify and hold harmless Purchaser from and against any and all liability, loss, damage, cost or expense, including reasonable attorneys' fees, which Purchaser may suffer or incur by reason of any act or cause of action occurring or accruing prior to the effective date hereof and arising out of the ownership and/or operation of the Real Property or the Personal Property, except for (a) any obligations expressly assumed under the Agreement by the Purchaser; and (b) any liability, loss, damage, cost or expense arising out of the actions or omissions of the Purchaser.

       Purchaser and its successors and assigns hereby warrant, represent, covenant and agree with Seller that Purchaser shall indemnify and hold harmless Seller from and against any and all liability, loss, damage, cost or expense, including reasonable attorneys' fees, which Seller may suffer or incur by reason of any act or cause of action occurring or accruing subsequent to the effective date hereof and arising out of the ownership and/or operation of the Real Property or the Personal Property, except (i) any obligations which are expressly retained by the Seller pursuant to the terms and provisions of a written agreement with the Purchaser, and (ii) any liability, loss, damage, cost or expense arising out of the actions or omissions of the Seller.

       The agreements, covenants, warranties and representations herein set forth shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

       IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Assignment to be executed by its duly authorized officers effective as of the day of _____________, 19___.

                                        SELLER:

                                        CORRECTIONS CORPORATION OF AMERICA


                                        By:___________________________________

                                        Its:__________________________________


                                        PURCHASER:

                                        CCA PRISON REALTY TRUST


                                        By:____________________________________

                                        Its:___________________________________

STATE OF ____________________________________   )
COUNTY OF ___________________________________   )

       Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____self to be _________________ of CORRECTIONS CORPORATION OF AMERICA, the within named bargainor, a Delaware corporation, and that ____he, as such ________________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ___self as
________________________________.

       WITNESS my hand, at office, this _______ day of ____________________, 1997.


                                                ________________________________
                                                Notary Public
My Commission Expires:
______________________________

STATE OF __________________________  )
COUNTY OF _________________________  )

       Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____self to be _____________________ of CCA PRISON REALTY TRUST, the within named bargainor, a Maryland real estate investment trust, and that ____he, as such _________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the real estate investment trust by ___self as ________________________________.

       Witness my hand, at office, this _________ day of _____________________,
1997.


                                                ________________________________
                                                Notary Public
My Commission Expires:
______________________________

                    Exhibit A to Bill of Sale and Assignment

                              Property Description

                    Exhibit B to Bill of Sale and Assignment

                           Items of Personal Property

                   Schedule A to Bill of Sale and Assignment

                              Permitted Exceptions

                                   EXHIBIT C

                       CERTIFICATE OF NON-FOREIGN STATUS


STATE OF __________________________   Section
                                      Section  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________________________   Section


       BEFORE ME, the undersigned authority, on this day personally appeared _______________________ ("Affiant"), of CORRECTIONS CORPORATION OF AMERICA ("Seller"), who after being duly sworn, upon Seller's oath did depose and state under penalty of perjury that for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended, in connection with the sale, transfer and conveyance of that certain property located and particularly described on Exhibit A attached hereto and incorporated herein for all purposes (the "Property"), and in order to inform CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Purchaser"), that withholding of tax is not required upon the disposition of the Property by Seller:

       (i) that Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations);

       (ii) that Seller's United States taxpayer identification number is _________________________________________;

       (iii) that Seller's mailing address is 102 Woodmont Boulevard, Suite 800, Nashville, Tennessee 37205; and

       (iv) that Seller understands that this Affidavit may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punishable by fine, imprisonment or both.

       Under penalties of perjury Affiant declares that he has examined this Affidavit, that to the best of his knowledge and belief it is true, correct and complete, and that Affiant has the authority to sign this Affidavit on behalf of Seller.


                                        CORRECTIONS CORPORATION OF AMERICA


                                        By:____________________________________

                                        Its:____________________________________

STATE OF ____________________________________   )
COUNTY OF ___________________________________   )

       Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____self to be _________________ of CORRECTIONS CORPORATION OF AMERICA, the within named bargainor, a Delaware corporation, and that ____he, as such ________________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ___self as
________________________________.

       WITNESS my hand, at office, this _______ day of ____________________, 1997.


                                        ________________________________________
                                        Notary Public
My Commission Expires:
______________________________

                 Exhibit A to Certificate of Non-Foreign Status

                              Property Description

                                   EXHIBIT D

                              CLOSING CERTIFICATE


       The undersigned hereby certifies that the representations and warranties contained in Section [5.1/5.3] of that certain Agreement of Sale and Purchase (the "Agreement") dated _______________________________, by and between
CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation ("Seller"), and CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Purchaser"), which representations and warranties are incorporated herein as though set out in full herein, are true and correct in all material respects as of the Closing Date defined in the Agreement as if made on and as of the Closing Date, shall survive the consummation of the purchase and sale transaction as contemplated by and for the time period provided in the Agreement and shall not be deemed to merge upon the acceptance of the deed by Purchaser delivered in connection with the consummation of such purchase and sale transaction.

       This certificate is given to [Seller/Purchaser] with the realization and understanding that all matters referenced above are material to the decision of [Seller/Purchaser] to close said sale and purchase on the Closing Date and [Seller/Purchaser] is acting in reliance thereon.

       Dated this ________ day of _______________________, 199___.


                                          ____________________________________


                                          By:_________________________________

                                          Its:________________________________

STATE OF ____________________________________   )

COUNTY OF ___________________________________   )

       Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____self to be ____________________ of ______________________, the within named bargainor, a Delaware corporation, and that ____he, as such _______________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ___self as ____________________________.

       WITNESS my hand, at office, this _______ day of ____________________, 1997.


                                                ________________________________
                                                Notary Public
My Commission Expires:
______________________________

                                  EXHIBIT E

                                    DEED


This Instrument prepared by:
Stokes & Bartholomew, P.A.
424 Church Street
Suite 2800
Nashville, Tennessee  37219


ADDRESS NEW OWNER:             SEND TAX BILL TO:           MAP-PARCEL
---------------------------------------------------------------------
CCA Prison Realty Trust                                    PARCEL____
_______________________
_______________________

                             SPECIAL WARRANTY DEED

         FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00), cash in hand paid by the hereinafter named GRANTEE, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation (hereinafter the "GRANTOR"), has bargained and sold, and by these presents does hereby transfer, assign and convey unto CCA PRISON REALTY TRUST, a Maryland real estate investment trust (hereinafter the "GRANTEE"), its successors and assigns, that certain tract or parcel of land in ________________, _______________ County, ____________________________, described on Exhibit A, attached hereto and incorporated herein by reference.

         This is improved property known as ___________________________________
_______________________________________________________________________________.

         The conveyance of the property herein, and all covenants and warranties of GRANTOR contained herein, are made expressly subject to those matters set forth on Exhibit B, attached hereto and incorporated herein by reference.

         TO HAVE AND TO HOLD said property, with the appurtenances, estate, title and interest thereto belonging to the said GRANTEE, and GRANTEE'S successors and assigns, forever. GRANTOR covenants that the title to said property is free from all encumbrances made or suffered by GRANTOR, except as otherwise set forth herein; and GRANTOR further covenants and binds itself, and its successors and assigns, to warrant specially and forever defend the title to said property to the said GRANTEE, its successors and assigns, against the lawful claims of all persons claiming by, through or under GRANTOR, but not further or otherwise.

         IN WITNESS WHEREOF, the GRANTOR has caused this Special Warranty Deed to be executed as of this _____ day of ___________, 19__.

                                        CORRECTIONS CORPORATION OF AMERICA


                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------

STATE OF ______________________  )
COUNTY OF _____________________  )

         Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____self to be ______________________________
of CORRECTIONS CORPORATION OF AMERICA, the within named bargainor, a Delaware corporation, and that ____he, as such ________________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ___self as ______________.

         WITNESS my hand, at office, this _______ day of ____________________, 1997.


                                        --------------------------------------
                                        Notary Public

My Commission Expires:
__________________





STATE OF_______________________  )
COUNTY OF______________________  )

     The actual consideration or value, whichever is greater, for this transfer is $________________.

                                        ------------------------------------
                                        Affiant


Subscribed and sworn to before me this
________ day of _______________, 1997.

______________________________________
Notary Public

My Commission Expires:
_____________________

                       Exhibit A to Special Warranty Deed

                              Property Description

                       Exhibit B to Special Warranty Deed

                              Permitted Exceptions

                                   EXHIBIT F

                           EXCLUDED PERSONAL PROPERTY


     Such items of personal property and equipment which seller reasonably determines to be proprietary, which determination shall be made on the same general basis as was made with respect to the excluded Personal Property under the Agreement of Purchase and Sale described in the recitals to this Option Agreement.

                                   EXHIBIT G

                           MASTER AGREEMENT TO LEASE

                                      AND

                                LEASE AGREEMENT


        Filed as Exhibits 10.2 and 10.3 of Form S-11 Registration Statement and incorporated fully herein by this reference.

                                   EXHIBIT H

                               PERSONAL PROPERTY




All items of equipment, furniture or fixtures permanently supplied by Seller to the Real Property in connection with the development and construction of the Improvements, including also without limitation all items of personal property required to be provided by the Seller for operation of the Facility in accordance with the provisions of the Master Lease Agreement.

                                   EXHIBIT I

                             SURVEYOR'S CERTIFICATE


      This is to certify to Corrections Corporation of America and CCA Prison Realty Trust, and their respective successors and assigns, and _______________ ___________________________ Title Insurance Company that this map or plat of survey is based on a field survey of the property depicted hereon (the "Property") made on __________________________, 199___, by me or directly under my supervision in accordance with the current "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", jointly established and adopted by American Land Title Association and American Congress on Surveying and Mapping, and to the best of my professional knowledge, information and belief,

1.    correctly represents the facts found at the time of survey;

2. except as shown on the survey map, there are no discrepancies between the boundary lines of the Property as shown on the survey map and as described in the legal description of record;

3. the boundary line dimensions as shown on the survey map form a mathematically closed figure within + 0.01 foot;

4. except as shown on the survey map, the boundary lines of the Property are contiguous with the boundary lines of all adjoining parcels, roads, highways, streets or alleys as described in their most recent respective legal descriptions of record;

5. the field survey meets the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an Urban survey as defined therein;

6. all monuments shown hereon actually exist, and the location, size and type of material thereof are correctly shown;

7. except as shown hereon, there are no visible encroachments onto the Property, there are no visible easements or rights-of-way on the Property and there are no visible discrepancies, conflicts, shortages in area or boundary line conflicts;

8. the size, location and type of improvements are as shown hereon, and all are located within the boundaries of the Property and with applicable minimum building setback lines, as shown herein;

9.    the distance from the nearest intersecting street or road is as shown;

10. all roadways shown on the survey map are dedicated public roads unless otherwise indicated;

11. the boundaries, dimensions and other details shown hereon are accurate, true and correct;

12. the Property is not located in a 100-Year Flood Plain or in an identified "flood prone area", as defined by the U.S. Department of Housing and
      Urban Development, pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood Insurance Rate Map Panel #_______________, dated ____________________, which map panel covers the area in which the Property is situated. Said map indicates that the Property is located in Flood Zone __________ which means
      __________________________________________________________________________
      ____________________________________________________________; and,

13. this survey map shows all items described in Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11 and 13 of Table A of such ALTA/ACSM Standards.




                                        ______________________________________
                                        Surveyor or Engineer
                                        Registered Land Surveyor No.

                                  EXHIBIT J-1

                          OPINION OF SELLER'S COUNSEL

                                 EXHIBIT J-1

                       [Letterhead of Seller's Counsel]


                                ________, 199_



CCA Prison Realty Trust
2200 Abbott Martin Road, Suite 201
Nashville, Tennessee 37215

         Re: Sale and Leaseback of the Facility (as defined herein) from Corrections Corporation of America to CCA Prison Realty Trust

Ladies and Gentlemen:

         We have acted as counsel for Corrections Corporation of America, a Tennessee corporation ("Seller"), in connection with the sale and leaseback of a [correctional] [detention] facility located in __________, __________ (the "Facility"); and certain personal property used in connection therewith to CCA Prison Realty Trust, a Maryland real estate investment trust (the "Purchaser"), pursuant to that certain Option Agreement, dated July 7, 1997, between Seller and Purchaser (the "Agreement"). In connection with these transactions, we have examined, or are familiar with and relied upon, the following:

         a.       The Option Agreement;

         b. A certificate dated __________________, 199_ issued by the Secretary of State of the State of Tennessee as to the legal existence and good standing of the Seller, and documents relating

CCA Prison Realty Trust
Page 2

to the corporate organization of the Seller, including the Certificate of Incorporation and the Bylaws, as amended to the date hereof;

         c. Resolutions adopted by the Board of Directors of the Seller at a meeting held or by consent action, dated ___________, 199_ authorizing the transaction(s) contemplated by the Option Agreement, duly acknowledged by an appropriate officer of the Seller;

and the following documents dated as of the closing of the Facility:

         d. Bill of Sale and Assignment from the Seller to the Purchaser (the "Bill of Sale");

         e.       The Certificate of Non-Foreign Status of the Seller;

         f.       The Closing Certificate of the Seller (the "Closing
Certificate");

         g.       Deed from the Seller to the Purchaser for the Facility
(the "Deed");

         h. The Master Agreement to Lease dated July __, 1997 and the Lease Agreement for the Facility, dated _____________, 199_ (collectively the "Lease"), between Purchaser (as Landlord therein) and Seller (as Tenant therein) for the lease of the Facility from Purchaser to Seller.

         Items d through h above are collectively referred to herein as the "Conveyancing Documents."

         Based upon the foregoing and upon such other information and documents to us as we believe necessary to enable us to render this opinion, we are of the opinion that:

         1. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee, and duly qualified to transact business in the state where the Facility is located;

CCA Prison Realty Trust
Page 3

         2. The sale, transfer and conveyance of the Facility from the Seller to the Purchaser pursuant to the Option Agreement is a valid transaction by the Seller, binding upon the Seller, and the Seller has all necessary power and authority to execute and discharge its obligations to Purchaser pursuant to the Option Agreement;

         3. The execution of the Lease and the lease of the Facility from the Purchaser (as Landlord) to Seller (as Tenant) pursuant to the Lease, is a valid transaction by the Seller, binding upon the Seller, and the Seller has all necessary power and authority to execute and discharge its obligations to Purchaser pursuant to such agreements.

         4. The execution, delivery and performance by the Seller of its obligations pursuant to the Conveyancing Documents, and the other agreements delivered in connection with the sale of the Facility to the Purchaser have been duly authorized by all necessary corporate action of the Seller, will not violate any provision of the Seller's Certificate of Incorporation or By-Laws, as amended to the date hereof, or to the best of our knowledge, after due inquiry, any applicable law, rule or regulation. Also, to the best of our knowledge, after due inquiry, such execution, delivery and performance:

           (i) will not conflict with or result in any breach or default under any order, writ, injunction, decree, agreement or instrument to which the Seller is a party or by which the Seller or the Facility is bound;

           (ii) will not result in a creation or imposition of any lien, charge, or encumbrance of any nature upon the Facility;

           (iii) will not give to others any interest or rights in, or with respect to, the Facility,

CCA Prison Realty Trust
Page 4

             (iv) will not give others any right to terminate any agreement to which the Seller is a party or by which the Facility or activities conducted therein are benefitted, except to the extent disclosed by the Option Agreement and the exhibits thereto.

       5. To the best of our knowledge, there is no action, suit, or proceeding pending or threatened against Seller wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by the Conveyancing Documents or the ability of the Seller to comply with the provisions thereof;

       In rendering the foregoing opinions, we have no reason to believe to the contrary and therefore have assumed (i) the genuineness of all signatures on the documents reviewed by us, (ii) the authenticity of all such documents submitted to us as originals, (iii) the conformity to original documents of all such documents submitted to us as photocopies or certified copies, (iv) the accuracy and completeness of all such documents, (v) that all signatures on all instruments and documents submitted to us with respect to this transaction are genuine, (vi) that all persons executing the Conveyancing Documents on behalf of the Seller have the legal capacity to do so.

       Whenever any opinion rendered herein is predicated as being based on the best of our knowledge, this is intended to signify that, in the course of our representation of the Seller no information has come to the attention of the attorneys' working on this transaction which would give us actual knowledge of the existence or absence of facts material to such opinion. Except to the extent expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts, and as to matters of fact we have relied upon the representations of the Seller contained in the Option Agreement and upon certifications contained in the Closing Certificate.

       Our opinions are based upon statutes, codes, ordinances, rules and regulations, and judicial decisions in effect on the date hereof. We neither express nor imply any opinion with respect to any law, rule, regulation or governmental policy which may be enacted or adopted after the date hereof, and we undertake no duty to advise you of any changes in any laws, rules, regulations or governmental policies which may be enacted or adopted after the date hereof.

       The opinions expressed herein are limited to the federal laws and the laws of the State of Tennessee. No opinion is expressed with respect to any laws of any other jurisdictions or states or

CCA Prison Realty Trust
Page 5


the affect of any such laws on the matters dealt with herein or the transactions contemplated by the Conveyancing Documents. Additionally, no opinion is expressed with respect to the title to the property comprising the Facility, and we understand that you are relying on Lawyers Title Insurance Corporation as to such matters.

       This opinion is for the benefit of the addressees named herein, and may not be disseminated or relied upon by others without the prior written consent of this firm except as may be required under applicable law, administrative regulation or accounting practices.



                                                     Very truly yours,


                                                     [Seller's Counsel]

                                  EXHIBIT J-2

                         OPINION OF PURCHASER'S COUNSEL

                                 EXHIBIT J-2

                     [Letterhead of Purchaser's Counsel]



                                 ______, 199_




Corrections Corporation of America
102 Woodmont Blvd.
Nashville, Tennessee 37205

         Re: Purchase of the Facility (as defined herein) by CCA Prison Realty Trust from Corrections Corporation of America

Ladies and Gentlemen:

                  We have acted as special real estate counsel to CCA Prison Realty Trust, a Maryland investment real estate trust (the "REIT"), in connection with the purchase and leaseback of a [correctional] [detention] facility located in: __________, __________, and certain personal property used in connection therewith (the "Facility") from Corrections Corporation of America, a Tennessee corporation ("CCA"), pursuant to that certain Option Agreement, dated July 7, 1997, among the REIT and CCA (the "Option Agreement").

                  In connection with these transactions, we have examined the following documents (collectively, the "Transaction Documents"):

         (a)      The Option Agreement;

         (b) The Master Agreement to Lease, dated July ___, 1997, between the REIT and CCA;

         (c) A Lease Agreement for the Facility, dated ___________, 199_, and between the REIT and CCA;

Corrections Corporation of America
July 3, 1997
Page 2


         In rendering this opinion, we have, with your permission, made the following assumptions:

         (1) that the execution of the Transaction Documents by the REIT has been duly authorized in accordance with Maryland law;

         (2) that the REIT has all necessary power and authority to execute and discharge its obligations under the Transaction Documents;

         (3) the truth and accuracy of all certifications of public officials and the genuineness of signatures on the Transaction Documents and the documents delivered pursuant to the Transaction Documents;

         (4) the authenticity of documents submitted as originals and the conformity to originals of documents submitted as copies;

         (5) that the parties to the Transaction Documents have properly executed and delivered the Transaction Documents and the documents delivered by them pursuant to the Transaction Documents;

         (6) that all signatories to the Transaction Documents (other than on behalf of the REIT) and the documents delivered pursuant to the Transaction Documents have been duly authorized;

         (7) that all natural persons executing the Transaction Documents and the documents delivered pursuant to the Transaction Documents are legally competent to do so; and

         (8) that there are no oral or written modifications or waivers of or amendments to the Transaction Documents or any of the documents delivered pursuant to the Transaction Documents, by actions or conduct of the parties or otherwise.

         As to matters of good standing and valid existence, with your permission, we have relied solely on the certificate issued by the Department of Assessments and Taxation of the State of Maryland attached hereto as Exhibit A. As to other factual matters, we have relied solely on the representations of the REIT in the Transaction Documents and on such other instruments and certificates of officers of the REIT and of public officials as we have deemed necessary to render the opinions set forth herein.

Corrections Corporation of America
July 3, 1997
Page 3




         Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that in the course of our special representation in connection with the transactions contemplated by the Transaction Documents, no information that would give us current actual knowledge of the inaccuracy of such statement has come to our attention. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence of such facts should be drawn from the fact of our special representation.

         Based on the foregoing, and in reliance on and subject to the assumptions, qualifications, exceptions, and limitations set forth in this letter, we are of the opinion that:

         1. The REIT is a real estate investment trust, validly existing, and in good standing under the laws of the State of Maryland.

         2. The Transaction Documents are the legally binding and enforceable obligations of the REIT.

         3. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Transaction Documents by the REIT will not violate any applicable law, rule or regulation or conflict with or result in any breach or default under any order, writ, injunction, decree, agreement of instrument to which the REIT is a party or by which the REIT is bound;

         4. To the best of our knowledge, there is no action, suit, or proceeding pending or threatened against the REIT wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by the Transaction Documents or the ability of the REIT to comply with the provisions thereof.

         The foregoing opinions are subject to the following additional assumptions, qualifications, limitations and exceptions:

         (i) No opinions are expressed herein regarding, and the opinions expressed herein are subject to, (A) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and general assignment for the benefit of creditors laws and other laws relating to or affecting the rights of creditors generally, (B) general principles of equity, good faith and fair dealing (whether considered in an action, suit or proceeding at law or in equity), (C) the availability of the remedies of specific performance, injunctive relief or other equitable remedies being limited by statute or subject to the discretion of the court before which such proceeding therefor may be brought, (D) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court, any waiver of right to trial by jury, waiver of service

Corrections Corporation of America
July 3, 1997
Page 4


of process and venue, or powers of attorney, (E) the enforceability of provisions in the Transaction Documents relating to delay or omission of enforcement of rights or remedies, if any, (F) title to any of the real or personal property described in or subject to the Transaction Documents, or (G) any indemnification provision(s) contained in the Transaction Documents.

         (ii) The opinions expressed herein are subject to generally applicable rules of law which: (A) limit the availability of a remedy under certain circumstances where another remedy has been elected; (B) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (C) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; or (D) limit the enforceability or provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction (to the extent the action or inaction involves negligence, willful misconduct, unlawful conduct, or breach of its contractual obligations to the other party) or liabilities under federal or state securities laws.

         (iii) We have not conducted a docket search in any jurisdiction to determine the existence of or non-existence of any litigation, court orders, or similar matters.

         (iv) The opinions expressed herein are limited to matters of the laws of the United States and the laws of the State of Tennessee. We express no opinion as to the laws of any other jurisdiction.

         (v) The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof. We assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

         This opinion is rendered only to, and solely for the benefit of, CCA for the purposes set forth in the first paragraph hereof. This opinion may not be relied upon for any other purpose, or quoted from, or otherwise referred to, in any document or report and may not be furnished to or relied upon by any other persons or entity for any purpose, without our prior written consent.

                                                         Sincerely,



                                                         [Purchaser's Counsel]